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                                                                       EXHIBIT 8



                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:   December 20, 1999

                                     QUESTOR PARTNERS FUND II, L.P.
                                     a Delaware limited partnership

                                     By: Questor General Partner II, L.P.,
                                         its General Partner
                                     By: Questor Principals II, Inc.
                                         its General Partner

                                     By:  /s/ Robert D. Denious
                                        ---------------------------------



                                     QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                     a Delaware limited partnership

                                     By:  Questor Principals II, Inc.

                                     By:  /s/ Robert D. Denious
                                        ---------------------------------



                                     QUESTOR SIDE-BY-SIDE PARTNERS II
                                     3(C)(1), L.P.
                                     a Delaware limited partnership

                                     By: Questor Principals II, Inc.

                                     By:  /s/ Robert D. Denious
                                        ---------------------------------